EXHIBIT 5.1
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                       [Letterhead of Sheldon I. Cammaker]


                                                        February 17, 2004

EMCOR Group, Inc.
101 Merritt Seven
Norwalk, CT 06851

Gentlemen:

         With respect to the Registration Statement on Form S-8 filed by EMCOR Group, Inc. ("EMCOR") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 670,000 shares of your common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to your Executive Stock Bonus Plan, as amended, 2003 Non-Employee Directors' Stock Option Plan and 2003 Management Stock Option Plan (collectively, the "Plans") and 1,074,533 shares of your Common Stock to be issued pursuant to the exercise of stock options ("Options") granted to your directors and executive officers under option agreements other than under equity based plans, I am acting as counsel to you.

         I wish to advise you that in my opinion the 1,744,533 shares to be issued by you under the Plans and Options, when issued in accordance with the respective terms thereof, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ Sheldon I. Cammaker
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                                              Sheldon I. Cammaker
                                              Executive Vice President, General
                                              Counsel and Secretary